OEM Cooperation Agreement
Signed on January 5th, 2006
No.: Cooperation 2006-1-5

Party A: Qiqihar Fu’er Agronomy Inc.
Party B: Qingdao Fu’er Agronomy Bio-Chem Co., ltd.

Based on the principle of mutual benefit and reciprocity, the parties concerned have decided to carry out long-term OEM cooperation. Party B consigns Party A to distribute Party B’s products through Party A’s distribution network, while Party A consigns Party B to conduct OEM production of various pesticides including Avermectin EC and Acetamiprid EC in different proportions, and water flush fertilizers in difference forms. Through friendly consultations, the parties have reached the following agreement:

1.	Cooperation Manner
The parties hereto will conduct cooperation mainly on OEM production and products distribution within certain period and even in future.

2.	Requirements on Name, Specification, Number and Price of Products
1)	Name: specific product name shall be subject to each order
2)	Specification: shall be mainly for barrels and bags. If there are specific requirements, Party A shall mention the requirements in each order
3)	Number: shall be subject to each order
4)	Unit and total price: shall be subject to price agreed in each order

3.	Effective Term of this Agreement
1)	The effective term of the Agreement shall be ten years.
2)	This cooperation is a long-term cooperation. Party B should meet Party A’s requirements on number and quality of each batch of products.
3)	The Agreement will be terminated in the following situations:
(i)	The Agreement shall be automatically terminated upon expiration.
(ii)	In the event that any party breaches the Agreement, the other party shall be entitled to terminate the Agreement.
(iii)	Should be difficulties in implementing the Agreement during the implementation period, the parties hereto may terminate the Agreement through consultations.

4.	Requirements on Quality, Inspection and Acceptance
1)	All raw and auxiliary materials, packing materials and technical indicators used by Party B during production shall be in accordance with national standards or industry standards.
2)	The proportions and percentages of pesticides and fertilizers shall follow the data provided by Party A in each order.

3)	In the event that the appearances of products are not neat, trademarks are not proper and numbers are not sufficient, Party B shall have the obligation to make adjustment and bear relevant expenses.
4)	Party B shall have guaranty obligation on quality defects.
5)
About inspection and acceptance, in order to effectively prevent and solve disputes arising from quality problems, both Party A and Party B shall draw samples and make records when Party B delivers products to Party A. When making sealed samples, Party B shall fully cooperate with Party A. A sealed sample shall bear company seal and date, location, signature of relevant person in charge authorized by Party B, as well as the number of products represented by the sample. In the event of quality disputes, the parties hereto shall follow appraisal conclusions given by a quality appraisal institution recognized by the two parties.

5.	Transportation, Delivery and Expenses
1)	Party A shall pick up products by itself and bear relevant expenses.
2)	Party A shall pick up products within certain period agreed by both parties. If overdue, Party B shall be entitled to dispose the products at its discretion.

6.	Payment
1)	Party A shall pay 50% of the total price as advance payment before Party B provides services stipulated in each order.
2)	Party A shall pay off the balance if Party A is satisfied with the appearance of the products delivered by Party B.
3)	For specific businesses between the parties hereto, the two parties may adopt other payment methods confirmed through consultations.

7.	Liability for Breach of Agreement
In the event that any party hereto breaches any article of the Agreement, the breaching party shall pay a breach penalty equals to 25% of the total price.

8.	Others
1)	Matters unmentioned herein shall be settled through friendly consultations between the parties hereto.
2)
Within the effective term of the Agreement, bill documents including product orders and business sheets shall be considered as appendix to the Agreement and shall bear the same legal effect as the Agreement.

3)	If one specific cooperation article between the parties conflict with one article herein, the former shall be followed.
4)	The parties herein agree to confirm the legal effect of the Agreement by fax.

This Agreement is made in two copies; one for each Party and each copy bears the same validity.

This Agreement shall be effective after being signed by legal representatives or authorized representatives of both parties and sealed by both parities.

Party A: Qiqihar Fu’er Agronomy Inc. Legal Representative: Zhang Li Authorized Representative:	Party B: Qingdao Fu’er Agronomy Bio-Chem Co., ltd. Legal Representative: Authorized Representative: Lu Hongyan